UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):
November 29, 2012

Euronet Worldwide, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31648	74-2806888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

3500 College Boulevard Leawood, Kansas	66211
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code: (913) 327-4200

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
On November 29, 2012, Euronet Worldwide, Inc. (the "Company") entered into a stock purchase agreement (“Agreement”) with West Side Investment Management, Inc., a subsidiary of DST Systems, Inc. (“DST”). Pursuant to the terms of the Agreement, the Company purchased from DST 1,884,597 shares outstanding of its common stock for $41,008,831. The Company used proceeds available under its revolving credit agreement to complete the purchase.
Mr. Thomas A. McDonnell has served as a director of the Company and DST since 1996 and 1972, respectively. Mr. McDonnell recused himself during the negotiations and approval of the Agreement.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text, which is filed as Exhibit 10.1 hereto.

ITEM 9.01 Financial Statements and Exhibits

(d)	Exhibit
Exhibit 10.1 - Stock Purchase Agreement between West Side Investment Management, Inc. and Euronet Worldwide, Inc. dated November 29, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Euronet Worldwide, Inc.

By:	/s/ Rick L. Weller
Rick L. Weller
Chief Financial Officer
Date: December 3, 2012